UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 25, 2005


                                  ROLLINS, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                       1-4422                 51-0068479
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
    of incorporation)                                      Identification No.)


                2170 Piedmont Road, N.E., Atlanta, Georgia 30324
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (404) 888-2000


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):



     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01.  Entry Into a Material Definitive Agreement.

Increase in Director Fees.

     On January 25, 2005, at a regularly scheduled meeting of the Board of Directors of Rollins, Inc. ("the Company"), the Board of Directors approved effective January 1, 2005, the following fee schedule for the Audit Committee of the Board of Directors of Rollins, Inc.:

     Retainer:          $3,000 per quarter to the Committee Chairman (in
                        addition to the per meeting fee)

     Per Meeting Fee:   $2,000 per Audit Committee meeting

     The above Audit Committee fees are in addition to the fees otherwise payable to directors for service on the Board of Directors of the Company.

Setting of Named Executive Officer Annual Salaries

     On January 25, 2005, the Compensation Committee (the "Committee") of the Board of Directors of Rollins, Inc., approved an increase in the compensation of three Rollins, Inc. ("the Company") Named Executive. The base annual salary levels for Fiscal 2005 of the three executive officers have been set as follows, effective January 1, 2005: $450,000 to the Company's Vice President, Glen Rollins; $275,000 to the Company's Senior Vice President and Secretary, Michael
W. Knottek; and $250,000 to the Company's Chief Financial Officer and Treasurer, Harry J. Cynkus

Grant of Restricted Shares.

     The Committee also authorized the grant of 8,000 restricted shares of the Company's common stock to each of Michael W. Knottek and Harry J. Cynkus. The shares vest over six years, 20% a year, with the first installment vesting on the second anniversary of the grant date. Prior to vesting, Messrs. Knottek and Cynkus will be entitled to vote and receive dividends on the shares.

     The shares will be issued in the names of Messrs. Knottek and Cynkus prior to the record date of the 3 for 2 stock split which was declared by the Board of Directors on Tuesday, January 25, 2005. Accordingly, after the effective date of the stock split, the shares will be subject to upward adjustment to reflect the stock split. The restricted stock is subject to the terms and conditions of the Company's Stock Incentive Plan.

Adoption of Performance Bonus Program for Fiscal 2005.

     At the same meeting, the Committee approved the performance bonus program for executive officers for 2005, in accordance with the terms of the Company's Performance-Based Incentive Cash Compensation Plan for Executive Officers, which was approved by the Company's shareholders at the Company's 2003 annual meeting and is described in more detail in the Company's 2003 proxy statement. Under the 2005 performance bonus program, the Named Executive Officers will each have an opportunity to receive a bonus of up to 80% of his or her base salary, not to exceed a maximum of $2,000,000 per individual per year. The amount of any bonus will be determined by a formula set by the Committee based upon the amount of revenue growth, pretax profit plan achievement, and pretax profit improvement over the prior year, if any. No bonuses will be paid under the 2005 performance bonus program until the satisfaction of the performance criteria has been certified by the Committee, which will not take place until after the close of 2005.

Material Relationships

     None of the members of the Audit Committee and none of the Company's Named Executive Officers has any material relationship with the Company or any of its affiliates apart from their respective relationships as directors and/or employees of the Company and its affiliates, ownership of Company and affiliate securities, and as otherwise previously disclosed in the Company's last filed annual proxy statement or subsequent periodic reports.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ROLLINS, INC.


Date:  January 31, 2005              By:  /s/ Harry J. Cynkus
                                         ---------------------------------------
                                   Name:  Harry J. Cynkus
                                  Title:  Chief Financial Officer and Treasurer